                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT  DIMENSIONS  GROUP INC., a Maryland  corporation  having its principal office in Baltimore,  Maryland  (hereinafter called the "Corporation")
and registered  under the Investment  Company Act of 1940, as amended (the "1940
Act"),  as an open-end  management  investment  company,  hereby  certifies,  in accordance  with the  requirements  of Section 2-208 and Section  2-208.1 of the
Maryland  General  Corporation  Law, to the State  Department of Assessments and
Taxation of Maryland that:

     FIRST:  The  Corporation  has  authority  to issue a total  of Six  Billion
(6,000,000,000) shares of stock, with a par value of One Cent ($0.01) per share, having an aggregate par value of Sixty  Million  Dollars  ($60,000,000),  all of which shall be considered common stock. The allocation of shares of common stock to each of its forty  existing  classes  of  common  stock  (each a "Class"  and collectively, the "Classes") is as follows:

                                                             Number of Shares of Common Stock
                                                               (par value $0.01 per share)
                        Class Designation                               Allocated
                        -----------------                               ---------

The U.S. Large Company Portfolio Shares                                200,000,000

U.S. Micro Cap Portfolio Shares                                        300,000,000

The DFA One-Year Fixed Income Portfolio Shares                         300,000,000

The DFA Five-Year Government Portfolio Shares                          100,000,000

The United Kingdom Small Company Portfolio Shares                       20,000,000

The Japanese Small Company Portfolio Shares                             50,000,000

The Continental Small Company Portfolio Shares                          50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares          100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares                 100,000,000

The Pacific Rim Small Company Portfolio Shares                          50,000,000

The Large Cap International Portfolio Shares                           150,000,000

U.S. Small Cap Portfolio Shares                                        100,000,000

U.S. Small Cap Value Portfolio Shares                                  300,000,000

The U.S. Large Cap Value Portfolio Shares                              200,000,000

The DFA Real Estate Securities Portfolio Shares                        100,000,000

AAM/DFA International High Book to Market Portfolio Shares             100,000,000

The Emerging Markets Portfolio Shares                                  100,000,000

DFA International Small Cap Value Portfolio Shares                     200,000,000

VA Large Value Portfolio Shares                                         50,000,000

VA Global Bond Portfolio Shares                                         50,000,000

VA Small Value Portfolio Shares                                         50,000,000

VA International Value Portfolio Shares                                 50,000,000

VA International Small Portfolio Shares                                 50,000,000

The VA Short-Term Fixed Portfolio Shares                                50,000,000

Enhanced U.S. Large Company Portfolio Shares                           100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                      200,000,000

International Small Company Portfolio Shares                           100,000,000

Emerging Markets Small Cap Portfolio Shares                            100,000,000

U.S. Small XM Value Portfolio Shares                                   100,000,000

Emerging Markets Value Portfolio Shares                                100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares                      100,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                            100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares                     100,000,000

Tax-Managed DFA International Value Portfolio Shares                   100,000,000

LD U.S. Marketwide Portfolio Shares                                    100,000,000

HD U.S. Marketwide Portfolio Shares                                    100,000,000

LD U.S. Marketwide Value Portfolio Shares                              100,000,000

HD U.S. Marketwide Value Portfolio Shares                              100,000,000

Tax-Managed U.S. Equity Portfolio Shares                               100,000,000

DFA Short-Term Municipal Bond Portfolio Shares                         100,000,000

     SECOND:  The Board of Directors of the Corporation has adopted a resolution reclassifying: (i) One Hundred Million (100,000,000) shares of common stock with a par  value  of One  Cent  ($0.01)  per  share  of the  Corporation  previously classified  and  allocated  to  the  Class  designated  as "LD  U.S.  Marketwide
Portfolio Shares," (ii) One Hundred Million (100,000,000) shares of common stock with a par value of One Cent  ($0.01)  per share of the  Corporation  previously classified  and  allocated  to  the  Class  designated  as "HD  U.S.  Marketwide
Portfolio  Shares,"  (iii) One Hundred  Million  (100,000,000)  shares of common stock  with a par  value  of One  Cent  ($0.01)  per  share  of the  Corporation previously  classified  and  allocated  to the  Class  designated  as  "LD  U.S.
Marketwide Value Portfolio  Shares," and (iv) One Hundred Million  (100,000,000)
shares of common  stock  with a par value of One Cent  ($0.01)  per share of the
Corporation  previously  classified and allocated to the Class designated as "HD
U.S. Marketwide Value Portfolio Shares," into Four Hundred Million (400,000,000)
unclassified  shares of common  stock with a par value of One Cent  ($0.01)  per share of the Corporation,  which shall hereafter be available for classification and reclassification.

     The  Board  of  Directors  of the  Corporation  has  adopted  a  resolution classifying  and  allocating  One Hundred  Million  (100,000,000)  shares of the unallocated  and unissued  common stock with a par value of One Cent ($0.01) per share of the  Corporation  to the  Class  designated  as "U.S.  Small  Cap Value
Portfolio Shares."

     THIRD: Following the aforesaid  classifications and reclassifications,  the total number of shares of stock which the  Corporation is authorized to issue is
Six Billion  (6,000,000,000)  shares,  with a par value of One Cent  ($0.0l) per share and an aggregate par value of Sixty Million Dollars ($60,000,000), and the allocation of shares to each of the thirty-six Classes is as follows:

                                                             Number of Shares of Common Stock
                                                               (par value $0.01 per share)
                        Class Designation                               Allocated
                        -----------------                               ---------

The U.S. Large Company Portfolio Shares                                200,000,000

U.S. Micro Cap Portfolio Shares                                        300,000,000

The DFA One-Year Fixed Income Portfolio Shares                         300,000,000

The DFA Five-Year Government Portfolio Shares                          100,000,000

The United Kingdom Small Company Portfolio Shares                       20,000,000

The Japanese Small Company Portfolio Shares                             50,000,000

The Continental Small Company Portfolio Shares                          50,000,000

The DFA Intermediate Government Fixed Income Portfolio Shares          100,000,000

The DFA Five-Year Global Fixed Income Portfolio Shares                 100,000,000

The Pacific Rim Small Company Portfolio Shares                          50,000,000

The Large Cap International Portfolio Shares                           150,000,000

U.S. Small Cap Portfolio Shares                                        100,000,000

U.S. Small Cap Value Portfolio Shares                                  400,000,000

The U.S. Large Cap Value Portfolio Shares                              200,000,000

The DFA Real Estate Securities Portfolio Shares                        100,000,000

AAM/DFA International High Book to Market Portfolio Shares             100,000,000

The Emerging Markets Portfolio Shares                                  100,000,000

DFA International Small Cap Value Portfolio Shares                     200,000,000

VA Large Value Portfolio Shares                                         50,000,000

VA Global Bond Portfolio Shares                                         50,000,000

VA Small Value Portfolio Shares                                         50,000,000

VA International Value Portfolio Shares                                 50,000,000

VA International Small Portfolio Shares                                 50,000,000

The VA Short-Term Fixed Portfolio Shares                                50,000,000

Enhanced U.S. Large Company Portfolio Shares                           100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares                      200,000,000

International Small Company Portfolio Shares                           100,000,000

Emerging Markets Small Cap Portfolio Shares                            100,000,000

U.S. Small XM Value Portfolio Shares                                   100,000,000

Emerging Markets Value Portfolio Shares                                100,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares                      100,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                            100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares                     100,000,000

Tax-Managed DFA International Value Portfolio Shares                   100,000,000

Tax-Managed U.S. Equity Portfolio Shares                               100,000,000

DFA Short-Term Municipal Bond Portfolio Shares                         100,000,000

     FOURTH: The Board of Directors of the Corporation has further  reclassified the Four Hundred Million  (400,000,000)  shares of common stock with a par value of One Cent  ($0.01) per share  allocated to the Class  designated  as the "U.S.
Small Cap Value Portfolio Shares" into two new sub-classes of common stock (each a "Sub-Class" and collectively, the "Sub-Classes"), as follows:

                                                             Number of Shares of Common Stock
                                                               (par value $0.01 per share)
                      Sub-Class Designation                             Allocated
                      ---------------------                             ---------

U.S. Small Cap Value Portfolio Shares-Investor Class                   300,000,000

U.S. Small Cap Value Portfolio Shares-Class R                          100,000,000

     FIFTH: A description  of the shares of the U.S.  Small Cap Value  Portfolio
Class  of  Shares  and the  Sub-Classes  thereof,  as well  as any  other  Class hereafter  divided into Sub-Classes,  unless otherwise  provided in the Articles
Supplementary  creating  Sub-Classes  with  respect  to one or more  Classes  of
Shares,  with the  preferences,  conversion  and other  rights,  voting  powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions  of  redemption  as set or changed by the Board of  Directors  of the
Corporation, is as follows:

     The holder of each share of each Class and  Sub-Class  shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock  then  standing  in his or her name on the books of the  Corporation.  All shares of the Classes and  Sub-Classes  then issued and outstanding and entitled to vote, irrespective of Class or Sub-Class, shall be voted in the aggregate and not by Class or Sub-Class,  except: (1) when otherwise expressly provided by the
Maryland  General  Corporation  Law; (2) when  required by the 1940 Act,  shares shall be voted by Class or  Sub-Class;  and (3) when a matter  to be voted  upon does not affect any  interest  of a  particular  Class or  Sub-Class,  then only shareholders  of the affected  Class(es) or  Sub-Class(es)  shall be entitled to vote thereon.

     Each share of each Class and Sub-Class shall have the following preferences and special rights, restrictions, and limitations:

          (1) All  consideration  received by the  Corporation  for the issue or sale of stock  of a Class  (or a  Sub-Class),  together  with  all  income, earnings,  profits, and proceeds thereof, and any funds or payments derived from any  reinvestment  of such  proceeds in whatever form the same may be, shall irrevocably belong to such Class (or Sub-Class),  subject only to the rights of creditors.

          (2) Dividends or  distributions  on shares of a Class (or a Sub-Class)
     and  redemptions  of such  Class (or  Sub-Class)  shall be paid only out of earnings,  surplus,  or other lawfully  available  assets belonging to such
     Class (or Sub-Class).

          (3) The  Corporation  may deduct from the  proceeds of  redemption  of shares of each  Class  (or  Sub-Class)  the cost  incurred  in  liquidating investment  securities  to pay  redemptions  in  cash as set  forth  in the
     By-Laws.

          (4) In the event of the liquidation or dissolution of the Corporation, holders of each Class (or  Sub-Class)  shall be entitled  to receive,  as a
     Class (or a Sub-Class),  out of the assets of the Corporation available for distribution to  shareholders,  but other than general assets not belonging to any particular Class (or Sub-Class),  the assets belonging to such Class
     (or Sub-Class);  and the assets so distributable to such shareholders shall be distributed  among such shareholders in proportion to the asset value of such shares.  In addition,  such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any  particular  Class (or  Sub-Class),  as  determined  by the Board of
     Directors.

          (5) The assets belonging to each Class (or Sub-Class) shall be charged with the  liabilities  in respect to such Class (or  Sub-Class),  and shall also  be  charged  with  their  share  of the  general  liabilities  of the
     Corporation as determined by the Board of Directors, and such determination shall be conclusive for all purposes.

     SIXTH:  The shares aforesaid have been duly classified and allocated by the
Board of  Directors  pursuant  to  authority  contained  in the  charter  of the
Corporation.

     SEVENTH:  The undersigned Vice President hereby acknowledges these Articles
Supplementary  to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice
President  acknowledges  that,  to the best of her  knowledge,  information  and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this ____ day of ____________, 2004.

ATTEST:                                     DFA INVESTMENT DIMENSIONS GROUP INC.

By:                                         By:
       Valerie A. Brown                           Catherine L. Newell
       Assistant Secretary                        Vice President